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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                               State of
                                                             Incorporation
                                                                  or
Wholly-Owned Subsidiaries of the Registrant                  Organization
-------------------------------------------                  -------------

Rouge Steel Company                                            Delaware

QS Steel Inc.                                                  Michigan

Eveleth Taconite Company                                       Minnesota